Robinhood Reports First Quarter 2023 Results

Robinhood Announces Launch of 24 Hour Market

MENLO PARK, Calif. – May 10, 2023 – Robinhood Markets, Inc. (“Robinhood”) (NASDAQ: HOOD) today announced financial results for the first quarter of 2023, which ended March 31, 2023.

First Quarter Results:
•Total net revenues increased 16% sequentially to $441 million.
•Transaction-based revenues increased 11% sequentially to $207 million.
◦Options increased 7% to $133 million.
◦Cryptocurrencies decreased 1% to $38 million.
◦Equities increased 29% to $27 million.
•Net interest revenue increased 25% sequentially to $208 million, driven by growth in interest earning assets, increased securities lending activity, and higher short-term interest rates.
•Net loss was $511 million, or earnings per share (EPS) of -$0.57, compared with net loss of $166 million, or EPS of -$0.19, in Q4 2022, a sequential decrease of $345 million or $0.38 per share.
◦Q1 2023 EPS of -$0.57 included a -$0.54 EPS impact from a one-time $485 million share-based compensation ("SBC") expense related to our co-founders cancelling their 2021 market-based restricted stock unit awards in February 2023 (the "2021 Founders Award Cancellation").
◦As a reminder, the 2021 Founders Award Cancellation will lower GAAP operating costs by up to $50 million per quarter starting in Q2 2023, and it reduced our fully diluted share count by 35.5 million in February 2023.
•Operating expenses increased by $416 million sequentially to $950 million, primarily due to the 2021 Founders Award Cancellation.
◦Operating expenses prior to SBC decreased 6% sequentially to $352 million.
◦SBC increased by $438 million sequentially to $598 million, due to the 2021 Founders Award Cancellation.
•Adjusted EBITDA (non-GAAP) increased 40% sequentially to $115 million.
•Net Cumulative Funded Accounts increased 120 thousand sequentially to 23.1 million.
•Monthly Active Users (MAU) increased 0.4 million sequentially to 11.8 million.
•Assets Under Custody (AUC) increased 26% sequentially to $78 billion, primarily driven by higher market valuations for growth stocks and crypto assets and continued net deposits.
•Net Deposits were $4.4 billion, which translates to an annualized growth rate of 29% relative to AUC at the end of Q4 2022. Over the past twelve months, Net Deposits were $17.1 billion, which translates to a growth rate of 18% relative to AUC at the end of Q1 2022.
•Average Revenue Per User (ARPU) increased to $77 from $66 in Q4 2022.
•Cash and cash equivalents totaled $5.5 billion compared with $6.3 billion at the end of Q4 2022.
◦The sequential change was primarily driven by moving approximately $500 million of corporate cash into treasuries and other high quality assets with an average duration of less than a year.

“We had a great start to the year in Q1, which is a testament to our relentless pursuit of innovation - and the launch of 24 Hour Market next week shows we're not slowing down" said Vlad Tenev, CEO and Co-Founder of Robinhood Markets. "We’re continuing to ship aggressively, increase customer satisfaction, and deliver strong financial performance on the path to GAAP profitability."

“As I look back over the past year, I’m incredibly proud of how our team executed to transform the financial profile of our business,” said Jason Warnick, Chief Financial Officer of Robinhood Markets. “We grew revenues four quarters in a row while getting to a leaner operating model. At the same time, we delivered new products and features that led to outsized improvements in customer satisfaction. Going forward, we remain focused on serving customers, growing our business, and driving long-term shareholder value.”

Highlights

Robinhood deepens relationships with existing customers
•We continued to raise the yield of our Gold cash sweep program and are now offering 4.65%. Since the September 2022 launch of the Gold cash sweep program, Gold subscribers are up by about 90,000 to 1.2 million and have increased their cash sweep balances to $8 billion.
•Robinhood Retirement customers are saving for the long-term and to date have earned over $5 million in matches by contributing over $500 million.
•Building on the success of Portfolio Recommendations in IRAs, we are working to take our first steps in Advisory. Rooted in the belief that we can leverage technology to offer customers a personalized advisory experience at a much lower price point than traditional advice.

Robinhood advancing offerings for active traders
•In March, we applied for a Futures Commission Merchant license and, if approved on a typical timeline, we expect to launch futures trading by the end of 2023.
•In April, we started to roll out Stock Screeners, helping customers find their next investment by leveraging 21 filters, sorting, charts and data display to build their own screens.
•Next week, we will launch 24 Hour Market, making Robinhood the first brokerage to enable customers to trade individual stocks at their convenience -- 24 hours a day, 5 days a week.

Robinhood continues to explore growth opportunities, expands access globally
•Robinhood Wallet, allowing users to own and swap crypto, is now available globally via the Apple App Store and has been downloaded by more than 100,000 customers in over 130 countries around the world.
•We’ve also launched Robinhood Connect, a new avenue for customers to fund Web3 wallets, which we believe helps make Robinhood Crypto the most trusted, lowest cost and easiest to use crypto on-ramp.
•With an experienced team leading and an existing license in place, we believe we’re on track for our ambitious goal of launching brokerage services in the UK by the end of the year.

Robinhood continues to pursue purchasing most or all of the remaining 55 million shares purchased by Emergent Fidelity Technologies in May 2022
•Discussions are ongoing with the related parties, and we will continue to provide updates as appropriate.
•Since there is limited precedent for this type of situation, we cannot predict when, or if, the share purchase will take place.

Webcast and Conference Call Information

Robinhood will host a conference call to discuss its results at 2 p.m. PT / 5 p.m. ET today, May 10, 2023. The live webcast of Robinhood's earnings conference call can be accessed at investors.robinhood.com, along with the earnings press release and accompanying slide presentation.

Following the call, a replay and transcript will also be available at the same website.

Financial Outlook

Our expense outlook for 2023 has improved based on our Q1 2023 results. We now expect:

•GAAP total operating expenses for full-year 2023 to be in the range of $2.345 billion to $2.485 billion, an improvement of $30 million from our initial outlook of $2.375 billion to $2.515 billion.

•total operating expenses prior to SBC for full-year 2023 to be unchanged from our initial outlook and in the range of $1.42 billion to $1.48 billion.

•SBC for full-year 2023, including the 2021 Founders Award Cancellation, to be in the range of $925 million to $1.005 billion, an improvement of $30 million from our initial outlook of $955 million to $1.035 billion.

Actual results might differ materially from our outlook due to several factors, including the rate of growth in net new funded accounts which affects several costs including variable marketing costs, the degree to which we are successful in preventing fraud, our ability to manage web-hosting expenses efficiently, and our ability to achieve productivity improvements in customer service, among other factors.

About Robinhood

Robinhood Markets is on a mission to democratize finance for all. With Robinhood, people can invest with no account minimums through Robinhood Financial LLC, buy and sell crypto through Robinhood Crypto, LLC, spend, save, and earn rewards through Robinhood Money, LLC, and learn about investing through easy-to-understand educational content.

Robinhood uses the "Overview" tab of its Investor Relations website (accessible at investors.robinhood.com/overview) and its blog, Under the Hood (accessible at blog.robinhood.com), as means of disclosing information to the public in a broad, non-exclusionary manner for purposes of the Securities and Exchange Commission's ("SEC") Regulation Fair Disclosure (Reg. FD). Investors should routinely monitor those web pages, in addition to Robinhood’s press releases, SEC filings, and public conference calls and webcasts, as information posted on them could be deemed to be material information.

"Robinhood" and the Robinhood feather logo are registered trademarks of Robinhood Markets, Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Contacts

Investors:
ir@robinhood.com

Press:
press@robinhood.com

ROBINHOOD MARKETS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,		March 31,
(in millions, except share and per share data)	2022		2023
Assets
Current assets:
Cash and cash equivalents	$6,339		$5,459
Cash segregated under federal and other regulations	2,995		4,213
Receivables from brokers, dealers, and clearing organizations	76		112
Receivables from users, net	3,218		3,152
Securities borrowed	517		844
Deposits with clearing organizations	186		247
Asset related to user cryptocurrencies safeguarding obligation	8,431		11,489
User-held fractional shares	997		1,217
Held-to-maturity investments	—		290
Prepaid expenses	86		90
Other current assets	72		75
Total current assets	22,917		27,188
Property, software, and equipment, net	146		137
Goodwill	100		100
Intangible assets, net	25		23
Non-current held-to-maturity investments	—		195
Non-current prepaid expenses	17		11
Other non-current assets	132		131
Total assets	$23,337		$27,785
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$185		$203
Payables to users	4,701		4,986
Securities loaned	1,834		2,609
User cryptocurrencies safeguarding obligation	8,431		11,489
Fractional shares repurchase obligation	997		1,217
Other current liabilities	105		113
Total current liabilities	16,253		20,617
Other non-current liabilities	128		122
Total liabilities	16,381		20,739
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. 210,000,000 shares authorized, no shares issued and outstanding as of December 31, 2022 and March 31, 2023.	—	—	—
Class A common stock, $0.0001 par value. 21,000,000,000 shares authorized, 764,888,917 shares issued and outstanding as of December 31, 2022; 21,000,000,000 shares authorized, 772,702,942 shares issued and outstanding as of March 31, 2023.	—		—
Class B common stock, $0.0001 par value. 700,000,000 shares authorized, 127,862,654 shares issued and outstanding as of December 31, 2022; 700,000,000 shares authorized, 127,538,580 shares issued and outstanding as of March 31, 2023.	—		—
Class C common stock, $0.0001 par value. 7,000,000,000 shares authorized, no shares issued and outstanding as of December 31, 2022 and March 31, 2023.	—		—
Additional paid-in capital	11,861		12,462
Accumulated deficit	(4,905)		(5,416)
Total stockholders’ equity	6,956		7,046
Total liabilities and stockholders’ equity	$23,337		$27,785

ROBINHOOD MARKETS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		YOY% Change	Three Months Ended December 31,	QOQ% Change
(in millions, except share, per share, and percentage data)	2022	2023		2022
Revenues:
Transaction-based revenues	$218	$207	(5)%	$186	11%
Net interest revenues	55	208	278%	167	25%
Other revenues	26	26	—%	27	(4)%
Total net revenues	299	441	47%	380	16%

Operating expenses(1)(2):
Brokerage and transaction	31	36	16%	85	(58)%
Technology and development	268	199	(26)%	180	11%
Operations	91	42	(54)%	43	(2)%
Marketing	32	26	(19)%	29	(10)%
General and administrative	268	647	141%	197	228%
Total operating expenses	690	950	38%	534	78%

Other (income) expense, net	—	—	—%	14	(100)%
Loss before income taxes	(391)	(509)	30%	(168)	203%
Provision for income taxes	1	2	100%	(2)	(200)%
Net loss	$(392)	$(511)	30%	$(166)	208%
Net loss attributable to common stockholders:
Basic	$(392)	$(511)		$(166)
Diluted	$(392)	$(511)		$(166)
Net loss per share attributable to common stockholders:
Basic	$(0.45)	$(0.57)		$(0.19)
Diluted	$(0.45)	$(0.57)		$(0.19)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	867,769,168	896,924,695		889,239,632
Diluted	867,769,168	896,924,695		889,239,632

ROBINHOOD MARKETS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
________________
(1) The following table presents operating expenses as a percent of total net revenues:

	Three Months Ended March 31,		Three Months Ended December 31,
	2022	2023	2022
Brokerage and transaction	10%	8%	22%
Technology and development	90%	45%	47%
Operations	30%	10%	11%
Marketing	11%	6%	8%
General and administrative	90%	147%	52%
Total operating expenses	231%	216%	140%

(2)    The following table presents the SBC in our unaudited condensed consolidated statements of operations for the periods indicated:

	Three Months Ended March 31,		Three Months Ended December 31,
(in millions)	2022	2023	2022
Brokerage and transaction	$1	$2	$1
Technology and development	82	54	46
Operations	4	2	3
Marketing	5	1	1
General and administrative	128	539	109
Total SBC	$220	$598	$160

ROBINHOOD MARKETS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(in millions)	2022	2023
Operating activities:
Net loss	$(392)	$(511)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12	20
Provision for credit losses	8	9
SBC	220	598
Other	—	5
Changes in operating assets and liabilities:
Receivables from brokers, dealers, and clearing organizations	(36)	(36)
Receivables from users, net	1,417	57
Securities borrowed	—	(327)
Deposits with clearing organizations	34	(61)
Current and non-current prepaid expenses	26	2
Other current and non-current assets	(24)	(8)
Accounts payable and accrued expenses	(2)	18
Payables to users	673	285
Securities loaned	(1,500)	775
Other current and non-current liabilities	1	2
Net cash provided by operating activities	437	828
Investing activities:
Purchase of property, software, and equipment	(13)	—
Capitalization of internally developed software	(8)	(5)
Purchase of available-for-sale investments	(14)	—
Proceeds from maturities of available-for-sale investments	1	9
Purchase of held-to-maturity investments	—	(485)
Net cash used in investing activities	(34)	(481)
Financing activities:
Taxes paid related to net share settlement of equity awards	(3)	(2)
Payments of debt issuance costs	—	(10)
Draws on credit facilities	11	—
Repayments on credit facilities	(11)	—
Proceeds from exercise of stock options, net of repurchases	3	1
Net cash provided by (used in) financing activities	—	(11)
Effect of foreign exchange rate changes on cash and cash equivalents	—	—
Net increase in cash, cash equivalents, segregated cash and restricted cash	403	336
Cash, cash equivalents, segregated cash and restricted cash, beginning of the period	10,270	9,357
Cash, cash equivalents, segregated cash and restricted cash, end of the period	$10,673	$9,693
Cash and cash equivalents, end of the period	$6,191	$5,459
Segregated cash, end of the period	4,458	4,213
Restricted cash (current and non-current), end of the period	24	21
Cash, cash equivalents, segregated cash and restricted cash, end of the period	$10,673	$9,693
Supplemental disclosures:
Cash paid for interest	$3	$3
Cash paid for income taxes, net of refund received	$1	$—

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,
(in millions)	2022	2023	2022
Net loss	$(392)	$(511)	$(166)
Net margin	(131)%	(116)%	(44)%
Add:
Interest expenses related to credit facilities	6	6	6
Provision for income taxes	1	2	(2)
Depreciation and amortization	12	20	17
EBITDA (non-GAAP)	(373)	(483)	(145)
2021 Founders Award Cancellation	—	485	—
SBC excluding 2021 Founders Award Cancellation	220	113	160
Impairment of Ziglu equity securities(1)	—	—	12
Restructuring charges(2)	—	—	(2)
Significant legal and tax settlements and reserves	10	—	—
Q4 2022 Processing Error(3)	—	—	$57
Adjusted EBITDA (non-GAAP)	$(143)	$115	$82
Adjusted EBITDA margin (non-GAAP)	(48)%	26%	22%
________________
(1) Partially as a result of the termination of the stock purchase agreement, which occurred in February 2023, the advances made to Ziglu accounted for as non-marketable equity securities were impaired to a carrying value of zero.
(2) Restructuring charges related to a final adjustment related to office closures that were part of the reduction in force announced in August 2022 for the three months ended December 31, 2022.
(3) Q4 2022 Processing Error: Delays in notification from third parties and process failures within Robinhood’s brokerage systems and operations in connection with the handling of a 1-for-25 reverse stock split transaction of Cosmos Health, Inc. (“COSM”), a NASDAQ-listed company, on December 16, 2022, allowed customers, for a limited time, to execute trades selling more shares than they held in their accounts. This caused a temporary short position in that ticker symbol which Robinhood covered out of corporate cash within the same trading day. The resulting loss of $57 million was recorded within brokerage and transaction in the consolidated statement of operations.

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,	Three Months Ended March 31,		Three Months Ended December 31,
	2022	2023	2022	2022	2023	2022
(in millions, except percentage data)	$	$	$	% of Total Net Revenues	% of Total Net Revenues	% of Total Net Revenues
Operating expenses (GAAP)
Brokerage and transaction	$31	$36	$85	10%	8%	22%
Technology and development	268	199	180	90%	45%	47%
Operations	91	42	43	30%	10%	11%
Marketing	32	26	29	11%	6%	8%
General and administration	268	647	197	90%	147%	52%
Total operating expenses	$690	$950	$534	231%	216%	140%

SBC
Brokerage and transaction	$1	$2	$1	—%	—%	—%
Technology and development	82	54	46	27%	12%	12%
Operations	4	2	3	1%	—%	1%
Marketing	5	1	1	2%	—%	—%
General and administration	128	539	109	43%	122%	29%
Total SBC	$220	$598	$160	73%	134%	42%

Operating expenses prior to SBC (non-GAAP)
Brokerage and transaction	$30	$34	$84	10%	8%	22%
Technology and development	186	145	134	63%	33%	35%
Operations	87	40	40	29%	10%	10%
Marketing	27	25	28	9%	6%	8%
General and administration	140	108	88	47%	25%	23%
Total operating expenses prior to SBC	$470	$352	$374	158%	82%	98%

Reconciliation of GAAP to Non-GAAP Financial Outlook
(Unaudited)

Financial Outlook for the Year Ending December 31, 2023
	Original Outlook (in millions)	Updated Outlook (in millions)	Change (in millions)
Total operating expenses (GAAP)	$2,375 - $2,515	$2,345 - $2,485	decreased by $30
Less: SBC
2021 Founders Award Cancellation	485	485	no change
SBC excluding 2021 Founders Award Cancellation	$470 - $550	$440 - $520	decreased by $30
Total operating expenses prior to SBC (non-GAAP)	$1,420 - $1,480	$1,420 - $1,480	no change

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the expected financial performance of Robinhood Markets, Inc. and its consolidated subsidiaries (“we,” “Robinhood,” or the “Company”) and our strategic and operational plans, including (among others) statements regarding the future impact on Robinhood of the 2021 Founders Award Cancellation; our plans to launch 24 Hour Market next week; that we see the products we launched over the past year scaling and growing revenues; that going forward, we remain focused on serving customers, growing our business, and driving long-term shareholder value; our plans for Advisory and our belief that we can leverage technology to offer customers a personalized advisory experience at a much lower price point than traditional advice; our expectation to launch futures trading by the end of 2023 if our license is approved on a typical timeline; our continued exploration of growth opportunities and belief that we are on track for our ambitious goal of launching brokerage services in the UK by the end of year; that we continue to pursue purchasing most or all of the remaining 55 million shares purchased byEmergent Fidelity Technologies Ltd. in May 2022, and all statements and information under the headings “Financial Outlook" and "Reconciliation of GAAP to Non-GAAP Financial Outlook." Forward looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "believe," "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplate," "estimate," "predict," "potential," or "continue" or the negative of these words or similar expressions that concern our expectations, strategy, plans, or intentions. Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this press release. Reported results should not be considered an indication of future performance. Factors that contribute to the uncertain nature of our forward-looking statements include, among others: our limited operating experience at our current scale; the difficulty of managing our business effectively, including the size of our workforce, and the risk of continued declining or negative growth; the fluctuations in our financial results and key metrics from quarter to quarter; our reliance on transaction-based revenue, including payment for order flow (“PFOF”), and the risk of new regulation or bans on PFOF and similar practices; our exposure to fluctuations in interest rates and rapidly changing interest rate environments; the difficulty of raising additional capital (to provide liquidity needs and support business growth and objectives) on reasonable terms, if at all; the need to maintain capital levels required by regulators and self-regulatory organizations; the risk that we might mishandle the cash, securities, and cryptocurrencies we hold on behalf of customers, and our exposure to liability for processing, operational, or technical errors in clearing functions; the impact of negative publicity on our brand and reputation; the risk that changes in business, economic, or political conditions that impact the global financial markets, or a systemic market event, might harm our business; our dependence on key employees and a skilled workforce; the difficulty of complying with an extensive, complex, and changing regulatory environment and the need to adjust our business model in response to new or modified laws and regulations; the possibility of adverse developments in pending litigation and regulatory investigations; the effects of competition; our need to innovate and invest in new products and services in order to attract and retain customers and deepen their engagement with us in order to maintain growth; our reliance on third parties to perform some key functions and the risk that processing, operational or technological failures could impair the availability or stability of our platform; the risk of cybersecurity incidents, theft, data breaches, and other online attacks; the difficulty of processing customer data in compliance with privacy laws; our need as a regulated financial services company to develop and maintain effective compliance and risk management infrastructures; the volatility of cryptocurrency prices and trading volumes; the risk that our platform could be exploited to facilitate illegal payments; and the risk that substantial future sales of Class A common shares in the public market, or the perception that they may occur, could cause the price of our stock to fall. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results can be found in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as well as in our other filings with the SEC, all of which are available on the SEC’s web site at www.sec.gov. Moreover, we operate in a very competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time, and it is not possible for us to predict all risks nor identify all uncertainties. The events and circumstances reflected in our forward-looking statements might not be achieved and actual results could differ materially from those projected in the forward-looking statements. Except as otherwise noted, all forward-looking statements are made as of the date of this press release, May 10, 2023, and are based on information and estimates available to us at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, Robinhood assumes no obligation to update any of the statements in this press release whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this press release with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect.

Non-GAAP Financial Measures

We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources and assess our performance. In addition to total net revenues, net income (loss) and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), Adjusted EBITDA margin, and operating expense prior to SBC. This non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss), excluding (i) interest expenses related to credit facilities, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) SBC, (v) significant legal and tax settlements and reserves, and (vii) other significant gains, losses, and expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that we believe are not indicative of our ongoing results.

The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total net revenues. The most directly comparable GAAP measure is net margin (calculated as net income (loss) divided by total net revenues). We believe Adjusted EBITDA Margin provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Adjusted EBITDA Margin is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Operating Expense Prior to SBC

Operating expense prior to SBC is defined as the applicable GAAP operating expense line item minus the SBC included within such line item. We believe operating expense prior to SBC provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure.

Key Performance Metrics

In addition to the measures presented in our unaudited condensed consolidated financial statements, we use the key performance metrics described below to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.

Net Cumulative Funded Accounts

We define “Net Cumulative Funded Accounts” as New Funded Accounts less Churned Accounts plus Resurrected Accounts (each as defined below). We define a “New Funded Account” as a Robinhood Account into which the user makes an initial deposit or money transfer or asset transfer, of any amount, during the relevant period. We define a "Robinhood Account" as a unique log-in that provides the account user access to any and all of the Robinhood products offered on our platform. An account is considered “Churned” if it was ever a New Funded

Account whose account balance (measured as the fair value of assets in the account less any amount due from the user and excluding certain Company-initiated Credits) drops to or below zero for at least 45 consecutive calendar days. "Company-initiated Credits" are amounts that are deposited into a Robinhood Account by the Company with no action taken by the user. Examples of Company-initiated credits excluded for purposes of identifying Churned Accounts and Resurrected Accounts are price correction credits, related interest adjustments, and fee adjustments. Negative balances typically result from Fraudulent Deposit Transactions (as defined below) and unauthorized debit card use, and less often, from margin loans. “Fraudulent Deposit Transactions” occur when users initiate deposits into their accounts, make trades on our platform using a short-term extension of credit from us, and then repatriate or reverse the deposits, resulting in a loss to us of the credited amount. An account is considered “Resurrected” in a stated period if it was a Churned Account as of the end of the immediately preceding period and its balance (excluding certain Company-initiated Credits) rises above zero.

Monthly Active Users (“MAU”)

We define MAUs as the number of unique Robinhood Accounts who meet one of the following criteria at any point during a specified calendar month: a) executes a debit card transaction, b) transitions between two different screens on a mobile device while logged into their Robinhood Account or c) loads a page in a web browser while logged into their Robinhood Account. A user need not satisfy these conditions on a recurring monthly basis or have a funded account to be included in MAU. MAU figures in this press release reflect MAU for the last month of the relevant period presented. We utilize MAU to measure how many customers interact with our products and services during a given month. MAU does not measure the frequency or duration of the interaction, but we consider it a useful indicator for engagement. Additionally, MAUs are positively correlated with, but are not indicative of, the performance of revenue and other key performance indicators.

Assets Under Custody (“AUC”)

We define AUC as the sum of the fair value of all equities, options, cryptocurrency and cash held by users in their accounts, net of receivables from users, as of a stated date or period end on a trade date basis. Net Deposits and net market gains (losses) drive the change in AUC in any given period.

Net Deposits

We define “Net Deposits” as all cash deposits and asset transfers received from customers, net of reversals, customer cash withdrawals, and other assets transferred out of our platform (assets transferred in or out include debit card transactions, Automated Customer Account Transfer Service (“ACATS”) transfers, and custodial crypto wallet transfers) for a stated period.

Average Revenue Per User (“ARPU”)

We define ARPU as total revenue for a given period divided by the average of Net Cumulative Funded Accounts on the last day of that period and the last day of the immediately preceding period. Figures in this release represent annualized ARPU for each three-month period presented.

Growth Rate and Annualized Growth Rate with respect to Net Deposits

When used with respect to Net Deposits, "growth rate" and "annualized growth rate" provide information about Net Deposits relative to total AUC. "Growth rate" is calculated as aggregate Net Deposits over a specified 12 month period, divided by AUC for the fiscal quarter that immediately precedes such 12 month period. "Annualized growth rate" is calculated as Net Deposits for a specified quarter multiplied by 4 and divided by AUC for the immediately preceding quarter.